UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

STWC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52825	20-8980078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Independence St., Suite 300 Lakewood, CO 80215
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 736-2442

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward Looking Statements

Statements contained in this current report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements.” Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based, including but not limited to, the Company securing funding, entering into management and/or licensing agreements, acquiring direct interests in cannabis businesses, or providing cannabis compliance services to third parties. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this current report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2019 we entered into a 10% Fixed Convertible Promissory Note with Tangiers Global, LLC (“Tangiers”) in the aggregate principal amount of up to $550,000 (the “Tangiers Note”) dated June 20, 2019. The initial principal amount of the Tangiers Note is $165,000, for which Tangiers paid a purchase price of $150,000 on June 24, 2019, representing approximately a 10% original issue discount, due six months from the effective date of each payment by Tangiers. Upon our request, subject to certain conditions, Tangiers will pay up to an additional $400,000 consideration, subject to a 10% original issue discount, and in such event, the maturity date for the additional payment would be six months from the effective date of such payment. The sum that we must repay to Tangiers would be prorated based on the consideration actually paid by Tangiers, such that we are only required to repay the amount funded (plus the original issue discount, interest and other fees, as applicable), and we are not required to repay any unfunded portion of the Tangiers Note.

The Tangiers Note is convertible at the option of Tangiers at a conversion price of $0.65 per share, subject to adjustment in the event of a forward split, stock dividend, or the like, but not adjusted in the event of a reverse split, recombination, or the like. If a prepayment is made within 90 days, we must pay an amount equal to 110% of the principal amount so paid; from 91 to 120 days, we must pay an amount equal to 120% of the principal amount so paid; and from 121 to 180 days, we must pay an amount equal to 130% of the principal amount so paid. Upon the occurrence of an event of default, as such term is defined under the Tangiers Note, at the holder’s election, the Note will be immediately due and payable in cash at an amount equal to the principal amount due, plus an additional amount equal to 30% of the principal amount.  In addition, five days following acceleration of the repayment of the Note, interest will accrue at the rate of 20% per annum or the maximum legal rate.  We have also caused our transfer agent to reserve not less than 7,500,000 shares of the Company’s common stock for issuance upon conversion.

In the even the Note is not repaid on or before the maturity date, the holder may convert in whole or in part the outstanding principal amount of the Note into shares of our common stock at a conversion price equal to the lower of initial conversion price of $0.65 per share or 60% of the lowest trading price of our common stock during the 15 consecutive trading days prior conversion.

For a period of 45 days following the initial funding under the Note, we have agreed not to enter into any convertible debt financing transaction with another party.  Further, we have granted a right of first refusal to Tangiers in connection future financings by us so long as the Note is outstanding.

With respect to the above loan transaction with Tangiers, we issued Tangiers a stock purchase warrant allowing for the purchase of 1,100,000 shares of our common stock at $1.25 per share on a cashless basis for a period of five years.

In addition to the loan transaction with Tangiers, we have entered into an Investment Agreement with Tangiers (the “Investment Agreement”) whereby Tangiers has agreed to purchase shares of our common stock up to an aggregate of $10,000,000 under certain terms and conditions.  The purchase price for the shares is 80% of the lowest trading price of the stock during the five consecutive trading days prior to receipt by Tangiers of the notice from us requiring purchase by them.  The maximum number of shares we can require Tangies to purchase is restricted to 200% of the average daily trading volume during 10 consecutive trading days, provided the amount is at least $5,000 and does not exceed $500,000.

In connection with the Investment Agreement we also granted to Tangiers registration rights for the shares issuable in this transaction and have agreed to file a registration statement for the shares within 45 days following funding.  We have further agreed to use our best efforts to have the registration statement declared effective not later than 120 days following its initial filing.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Tangiers transaction documents are qualified in their entirety by reference to the full text of such documents, copies of which are attached as Exhibits hereto. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above with respect to the Note and the related agreements is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 above with respect to the issuances of the Note is incorporated herein by reference. The issuance of the note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

Item 9.01. Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description
99.1	Tangiers 10% Fixed Convertible Promissory Note dated June 20, 2019
99.3	Tangiers Warrant dated June 20, 2019
99.2	Tangiers Investment Agreement dated June 20, 2019
99.4	Tangiers Registration Rights Agreement dated June 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STWC Holdings, Inc.

Date: June 26, 2019	By:	/s/ Erin Phillips
Erin Phillips, Chief Executive Officer

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